UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2022

Roivant Sciences Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
(Address of Principal Executive Offices, and Zip Code)

+44 207 400-3347
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0000000341740141 par value per share	ROIV	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one Common Share	ROIVW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2022, Dr. Andrew Lo, a Class II director of Roivant Sciences Ltd. (the “Company”), informed the Company of his decision to resign from his role on the Company’s board of directors (the “Board”) effective immediately, to focus on other ventures. Dr. Lo’s decision to resign from the Board was not due to any disagreement with the Company, its management or the Board on any matter relating to the Company’s operations, policies or practices. The Company thanks Dr. Lo for his many years of service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name:	Matt Maisak
Title:	Authorized Signatory

Dated:	November 23, 2022